EXHIBIT 3.12

ARTICLES OF INCORPORATION

OF

[                    ]

The name of the corporation is [                     ]

ARTICLE I

The corporation shall have perpetual existence.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE III

The aggregate number of shares of capital stock that the corporation shall have authority to issue is 1000, par value 0.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any of such holders is entitled to participate.

ARTICLE IV

The preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation is hereby denied; provided, however, that nothing herein shall preclude the corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity. Cumulative voting by the shareholders of the corporation at any election of directors of the corporation is hereby prohibited.

ARTICLE V

The street address of the initial registered office of the corporation [       ] and the name of its initial registered agent at this address is [        ].

ARTICLE VI

The name and address of the incorporator is as follows:

Name	Address

ARTICLE VII

To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director. Any repeal or amendment of this Article VIII by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

ARTICLE VIII

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan; other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article VIII. The right to indemnification under this Article VIII shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article VIII by the shareholders of the corporation or by changes in applicable laws shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

ARTICLE IX

An otherwise valid contract or other transaction between the corporation and any other corporation and otherwise valid acts of the corporation with relation to any other corporation shall, in the absence of fraud, be valid notwithstanding whether any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that such person individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors during which any such contract or transaction shall be authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Subject to any express agreement that may from time to time be in effect, any shareholder, director or officer of the corporation may carry on and conduct in his or her own right and for his or her own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or shareholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business that competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.

ARTICLE X

The number of directors constituting the initial board of directors is no less than one, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are duly elected and qualified, are as follows:

Name	Address

ARTICLE XI

Any action that would otherwise be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XII

With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the Texas Business Corporation Act, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares of that class or series, rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Texas Business Corporation Act. Without limiting the generality of the foregoing, the provisions of this Article XIII shall be applicable to any required shareholder authorization or approval of any amendment to the articles of incorporation, any plan of merger, share exchange or reorganization involving the corporation, any sale, lease, exchange or disposition of all, or substantially all, the property and assets of the corporation and any voluntary dissolution of the corporation.

ARTICLE XIII

The corporation will not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least $1,000.00, consisting of money, labor or property actually received.

ARTICLE XIV

Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the initial bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations that may be contained in such bylaws.

[Signature page follows]

IN WITNESS WHEREOF, the Incorporator has caused these Articles of Incorporation to be duly executed as of            ,    , 2003.

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